UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2014

Commission File Number 1-9929

Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-0674867 (I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina (Address of principal executive offices)	27030 (Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 6, 2014, the Executive Compensation Committee (the “Committee”) of the Board of Directors of Insteel Industries, Inc. (the “Company”) approved (a) increases in the annual base salaries of executive officers, and (b) an increase in the “Target Bonus Percent” for the Company’s Chief Executive Officer under the Company’s Return on Capital Incentive Compensation Plan (“ROCICP”).

The Committee approved increases in the annual salaries of the Company’s executive officers as shown in the table below, which are immediately effective:

Name and Position	Current Annual Salary	New Annual Salary
H.O. Woltz III President and Chief Executive Officer	$477,000	$525,000

Michael C. Gazmarian Vice President, Chief Financial Officer and Treasurer	$280,000	$295,000

James F. Petelle Vice President – Administration and Secretary	$170,000	$190,000

Richard T. Wagner Vice President – General Manager, Insteel Wire Products	$260,000	$280,000

The Committee also approved an increase in the Target Bonus Percent for the Company’s chief executive officer under its ROCICP from 60% to 70%, effective January 6, 2014. The Target Bonus Percent for the Company’s other executive officers remains 60%. Target annual incentive payments under the ROCICP are based upon the Target Bonus Percent multiplied by the participant’s base salary earned during the fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant

Date: January 7, 2014	By:	/s/ James F. Petelle
James F. Petelle
Vice President – Administration and Secretary